Exhibit 23.4

February 8, 2021

To: The United States Securities and Exchange Commission

Brookfield Renewable Corporation

Brookfield Renewable Partners L.P.

(together, “Brookfield Renewable”)

We refer to Brookfield Renewable’s registration statement on Form F-1, filed February 8, 2021, as the same may hereafter be amended or supplemented (the “Registration Statement”).

In connection with the Registration Statement, we consent to the use of our firm’s name and reference to our opinion under the heading “Certain Canadian Federal Income Tax Considerations”.

Yours truly,

/s/ Goodmans LLP